UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2018

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 10, 2018, Walker & Dunlop, Inc. (the “Company”) held its Annual Meeting of Stockholders (“2018 Annual Meeting”). There were 30,913,289 shares of common stock eligible to vote at the 2018 Annual Meeting. The following are the matters voted upon at the 2018 Annual Meeting and the final results of the votes on such matters:

1.  Election of directors for a one-year term expiring at the 2019 Annual Meeting of Stockholders:

			Broker
	Votes For	Votes Withheld	Non-votes
Alan J. Bowers	25,521,282	147,258	2,516,996
Cynthia A. Hallenbeck	25,583,264	85,276	2,516,996
Michael D. Malone	25,489,980	178,560	2,516,996
John Rice	25,106,104	562,436	2,516,996
Dana L. Schmaltz	25,521,096	147,444	2,516,996
Howard W. Smith, III	25,575,266	93,274	2,516,996
William M. Walker	24,793,807	874,733	2,516,996
Michael J. Warren	25,569,557	98,983	2,516,996

2.   Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018:

			Broker
Votes For	Votes Against	Abstentions	Non-votes
27,983,730	174,330	27,476	—

3.  Advisory resolution to approve executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-votes
16,182,776	9,451,128	34,636	2,516,996

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker & Dunlop, Inc.
(Registrant)

Date: May 14, 2018	By:	/s/ Richard M. Lucas
Executive Vice President, General Counsel & Secretary